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                                                                     Exhibit 2.5

                         UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF MASSACHUSETTS
                                EASTERN DIVISION

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                               )
In re:                         )
                               )
             AEROVOX, INC.,                )       Chapter 11
                               )            Case No. 01-14680-JNF
                  Debtor       )
                               )
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           ORDER ON EXPEDITED MOTION BY DEBTOR FOR ENTRY OF AN ORDER
           APPROVING TERMINATION FEE AMOUNTS AND BIDDING PROCEDURES IN
                       CONNECTION WITH THE SALE OF ASSETS
                         (NUEVA GENERACION MANUFACTURAS)
                         -------------------------------

         This matter having come before this Court on the Expedited Motion by Debtor for Entry of an Order Approving Termination Fee Amounts and Bidding Procedures in Connection with the Sale of Assets (the "Procedures Motion"), this Court having reviewed the Procedures Motion, and having heard the statements of counsel regarding the relief requested therein at a hearing before the Court (the "Hearing"); and this Court having determined that the legal and factual bases set forth in the Procedures Motion and at the Hearing establish just cause for the relief granted herein;

         THIS COURT HEREBY FINDS THAT:

         B. Notice of the Procedures Motion and the Hearing was sufficient under the circumstances.

         IT IS HEREBY ORDERED THAT:

         3.    The Procedures Motion is GRANTED;

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                                                                     Exhibit 2.5

         4. The following bidding procedures shall be utilized in connection with a hearing (the "Sale Hearing") on the sale of the Debtor's Assets [as defined in the Agreement Regarding Purchase of Certain Assets from Aerovox Incorporated and Aerovox de Mexico ("Agreement")]. Qualified bids must satisfy the following requirements ("Bid Requirements"):5

         (i) be an offer to purchase the Assets for cash only, or such other consideration as the Debtor shall agree to;

         (ii) not be contingent on obtaining financing or other conditions to Closing;

         (iii) be received by the bid deadline established by the Court and must include the amount being offered for the respective Assets and must expressly state that the offer of the party submitting the bid (the "Bidder") is irrevocable until June 28, 2002;

         (iv) whether by competing bid, offer, plan of reorganization or other arrangement, be (1) made upon terms and provisions substantially similar to those set forth in the Agreement in respect of the sale and purchase of substantially all of the Assets; (2) for an aggregate purchase price of not less than five (5%) percent in excess of the Purchase Price and provide for the assumption or discharge of the liabilities to be assumed or discharged under the Agreement, or the financial equivalent thereof;

         (v) be accompanied by a deposit to counsel to the Debtor, by wire or certified check, in an amount equal to $300,000;

         3. All Bids shall be subject to approval by the Bankruptcy Court. Only Bidders having submitted a Qualified Bid shall be eligible to participate at the Sale Hearing. To have a Qualified Bid eligible to participate, a Bidder shall: (a) include each of the Bid Requirements; and (b) be prepared to demonstrate to the Debtor its ability to consummate the purchase of any such asset and fulfill its obligations. Bidding at the Sale Hearing may be by open auction or sealed bidding.

         4.      In the event the party who submits the highest and best bid for
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the Assets fails to close on the sale through no fault of the Debtor, the
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Deposit submitted by such party shall be forfeited to the Debtor. To the extent
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that a party submitting the highest and best offer fails to close on the sale of
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the Assets, the Debtor may sell the Assets to the party submitting the second
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highest or best offer without further Court approval.
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         5.      In addition to the foregoing, the following provisions
respecting termination fees shall apply:

_____________________________
5 Terms not otherwise defined herein have the meaning ascribed in the Agreement.

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                                                                     Exhibit 2.5

         (i) in the event the Court authorizes the sale of the Assets to a higher bidder and such sale is consummated, Nueva Generacion Manufacturas shall be paid a termination fee equal to $50,000.

                                                 BY /S/ HONORABLE JOAN N. FEENEY
                                                 -------------------------------
                                                 HONORABLE JOAN N. FEENEY
                                                 UNITED STATES BANKRUPTCY JUDGE

Dated:   April 30, 2002